Exhibit 10.5

EXECUTION VERSION

FORBEARANCE WITH RESPECT TO MSFTA

This Forbearance with respect to MSFTA, dated as of the Effective Date (as defined below) (this “Forbearance”), is entered into DITECH FINANCIAL LLC (“Ditech”) and NOMURA SECURITIES INTERNATIONAL, INC. (“Nomura”).

RECITALS

WHEREAS, Ditech and Nomura are parties to that certain Master Securities Forward Transaction Agreement, dated as of May 20, 2013, between Nomura and Ditech, as amended, restated, supplemented or otherwise modified as of the Effective Date (the “MSFTA”);

WHEREAS, Ditech may file a petition to commence a case under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (to the extent commenced on or prior to February 11, 2019, the “Specified Proceeding,” and the date of such filing commencing the Specified Proceeding, the “Petition Date”); the Specified Proceeding, together with any other default, event of default, notice of default, acceleration event or similar event under instruments governing Indebtedness or other contracts of Ditech or any of its Affiliates solely resulting from the foregoing, the “Specified Events” ; and

WHEREAS, the parties hereto have agreed to enter into this Forbearance subject to and on the terms set forth herein. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the MSFTA.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Forbearances.

(a) Nomura acknowledges and agrees that as of the Effective Date (as defined below) and until the termination of this Forbearance pursuant to Section 3, and notwithstanding anything to the contrary in the MSFTA (but subject to Sections 1(b), 3 and 4 hereof):

(i) it shall not foreclose on property, liquidate collateral, or otherwise commence the exercise of remedies with respect to any property, funds, or collateral held or owned pursuant to the MSFTA, solely based upon any Specified Event; and

(ii) it shall not close-out any Transactions (as defined in the MSFTA) with Ditech that would otherwise remain outstanding under the MSFTA (as modified by the terms of this Forbearance), solely based upon any Specified Event.

(b) Notwithstanding anything to the contrary herein, from and after the Effective Date and until the termination of this Forbearance pursuant to Section 3, the parties under the MSFTA shall not enter into any Transaction (as defined in the MSFTA) under the MSFTA.

Section 2. Conditions to Effectiveness of Forbearance. This Forbearance shall become effective as of 11:59 p.m. (EST) on February 8, 2019 (the “Effective Date”) upon the Buyers having received this Forbearance executed and delivered by the parties hereto.

Section 3. Termination. This Forbearance shall terminate and the waivers herein shall be void, in each case, automatically, immediately and without further action upon the earliest to occur of the following, it being expressly agreed that the effect of such termination will be to permit Nomura to exercise any rights, remedies, powers and privileges it may have immediately:

(a) 11:59 p.m. (EST) on February 11, 2019, if the Petition Date has not occurred on or prior to such time;

(b) 11:59 pm (EST) on the fifth (5th) Business Day following the Petition Date; or

(c) the failure to the file by 11:59 p.m. (EST) on the Petition Date a motion (a “DIP Motion”) with the United States Bankruptcy Court for the Southern District of New York seeking entry of an interim DIP financing and cash collateral order in form and substance agreed to by Ditech and Nomura in connection with the Specified Proceeding;

provided that Sections 4, 6, 7, and 8, shall survive, notwithstanding such termination.

Section 4. Reservation of Rights; Effect and Construction of Agreement.

(a) Except as expressly provided for in Section 1 of this Forbearance, (i) the MSFTA shall continue to be, and shall remain, in full force and effect in accordance with its terms, (ii) nothing in this Forbearance and no delay or failure of Nomura in exercising (or any single or partial exercise of) any right, remedy, power or privilege pursuant to the MSFTA should, or shall, be construed as a waiver of, or otherwise preclude any other or further exercise of, any of its rights, remedies, powers or privileges under the MSFTA, and (iii) Nomura reserves, and has not waived, its rights to exercise, in its sole discretion, any or all of its rights, remedies, powers and privileges under the MSFTA.

(b) This Forbearance shall not be construed to impair the validity, perfection, or priority of any lien, encumbrance or security interest securing any obligations under the MSFTA. Except to the extent expressly provided in Section 1, the terms and conditions of the MSFTA shall remain unchanged and in full force and effect, and Nomura expressly reserves the right to require strict compliance with the terms of the MSFTA. Each party hereto acknowledges that the terms of this Forbearance shall not constitute a course of dealing among any of the persons or entities party hereto. The forbearance set forth in Section 1 shall be limited precisely as written and relate solely to the Specified Proceeding in the manner and to the extent described in Section 1.

(c) In entering into this Forbearance, Ditech acknowledges that it is relying on no statement, representation, warranty, covenant, or agreement of any kind made by Nomura, except for the agreements of Nomura expressly set forth herein.

(d) This Forbearance constitutes the entire agreement between the parties hereto relating to the subject matter hereof, and supersedes any prior oral or written proposals, negotiations, agreements, and understandings relating to such subject matter.

(e) This Forbearance does not constitute an acknowledgement by Ditech or any of their Affiliates that the Specified Events will occur or would result in a default, event of default, acceleration event, amortization event or other similar event under the MSFTA, and Ditech reserves all of its rights under the MSFTA in connection therewith.

Section 5. Counterparts. This Forbearance may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Forbearance by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 6. Applicable Law; Jurisdiction; Waiver of Jury Trial.

(a) THIS FORBEARANCE, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS FORBEARANCE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

Section 7. Headings. The headings of this Forbearance are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 8. Benefit of Agreement. This Forbearance shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, their respective successors and permitted assigns. No other Person shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third-party beneficiary of this Forbearance.

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IN WITNESS WHEREOF, the parties hereto have caused this Forbearance to be executed and delivered by their respective duly authorized signatories as of the date first above written.

NOMURA SECURITIES INTERNATIONAL, INC.

By:	/s/ Vincent Primiano
Name: Vincent Primiano
Title: Managing Director

DITECH FINANCIAL LLC

By:	/s/ Joanna Colaneri
Name: Joanna Colaneri
Title: Senior Vice President and Treasurer

[SIGNATURE PAGE TO FORBEARANCE]